Exhibit 99.1

Sealed Air Reports Q1 2025 Results
and Maintains Full Year Guidance
First Quarter 2025 Highlights and Financial Results
•Maintaining our financial outlook for 2025
•Volume performance modestly ahead of expectations in both Food and Protective
•Margin expansion driven by continued cost take-out and productivity savings
•EPS growth driven by improved operating leverage and net interest expense
CHARLOTTE, N.C., May 6, 2025 – Sealed Air Corporation (NYSE: SEE) announced first quarter 2025 financial results and business updates.
“Our first quarter results were ahead of our expectations driven by continued execution on business fundamentals. We achieved organic growth in our Food business by continuing to take share in retail end markets with our case-ready solutions, while volumes in our Protective business continued to stabilize due to our ongoing transformation efforts,” said Dustin Semach, Sealed Air’s President and CEO. “Looking forward, we are focused on controlling the controllables, executing our transformation and supporting our customers as they navigate market uncertainties.”
“While our first quarter results were ahead of expectations, we continue to be prudent as we navigate the limited-visibility environment,” said Roni Johnson, Interim CFO. “We are maintaining our full year guidance and will continue to assess evolving trade policies and the second-half demand environment as we progress throughout the second quarter.”

($ millions, except per share data)

GAAP Results	First Quarter
	2025	2024	Reported △%	Constant currency △%
Net Sales	$1,272	$1,330	(4.3)%	(2.0)%
Net Earnings	$117	$83	40.2%
Diluted EPS	$0.79	$0.57	38.6%
Cash Flow from Operations	$32	$125	(74.5)%

Non-GAAP Results	First Quarter
	2025	2024	Reported △%	Constant currency △%
Adjusted EBITDA	$276	$278	(0.7)%	2.2%
Adjusted Net Earnings	$120	$113	5.9%	10.8%
Adjusted Diluted EPS	$0.81	$0.78	3.8%	9.0%
Free Cash Flow	($12)	$78

Unless otherwise stated, all results compare first quarter 2025 results to first quarter 2024 results from continuing operations. Year-over-year financial discussions present operating results from continuing operations as reported.

| 2415 Cascade Pointe Blvd. | Charlotte, NC 28208	1

First Quarter 2025 Financial Highlights
Net sales of $1.27 billion decreased 4% as reported, with the Food and Protective segments down 2% and 9%, respectively in the quarter. Net sales decreased $27 million, or 2%, on a constant currency basis. Volumes decreased by $26 million, or 2%. Price was flat in the quarter.
Income tax expense was $10 million, or an effective tax rate of 8.0% in the quarter. This compares to an income tax expense of $36 million, or an effective tax rate of 30.0%, in the prior year. The first quarter 2025 tax rate benefited from the resolution of certain previous years' international tax matters. The Adjusted Tax Rate was 25.7% in the quarter, as compared to 25.9% in the prior year.
Net earnings were $117 million, or $0.79 per diluted share, as compared to net earnings of $83 million, or $0.57 per diluted share in the prior year. The current year results were unfavorably impacted by $3 million of Special Items expense compared to $29 million of Special Items expense in the prior year. The decrease in Special Items expense was primarily due to favorable impacts related to income tax items and lower restructuring and other associated costs in connection with the cost take-out to grow program ("CTO2Grow Program").
Adjusted earnings per diluted share increased 4% to $0.81, from $0.78 in the prior year, primarily due to lower interest expense.
Adjusted EBITDA was $276 million, or 21.7% of net sales, as compared to $278 million, or 20.9% in the prior year. The increase in Adjusted EBITDA margin reflects lower operating costs driven by productivity benefits including savings from the CTO2Grow Program. The $2 million decrease in Adjusted EBITDA was primarily due to unfavorable net price realization, lower volumes in Protective and unfavorable impacts from currency translation, partially offset by lower operating costs.
Business Segment Highlights
First quarter net sales in Food were $852 million, a decrease of 2% as reported. Currency fluctuations had an unfavorable impact of $24 million, or 3%. On a constant currency basis, net sales increased $8 million, or 1%. Price had a favorable impact of $5 million, or less than 1%. Volumes increased $3 million. Adjusted EBITDA of $203 million, or 23.8% of net sales, increased 7% from $190 million, or 21.8% of net sales. The increase in Adjusted EBITDA was driven by lower operating costs including benefits from our productivity and CTO2Grow Program initiatives, partially offset by unfavorable net price realization.
First quarter net sales in Protective were $420 million, a decrease of 9% as reported. Currency fluctuations had an unfavorable impact of $6 million, or 1%. On a constant currency basis, net sales decreased $35 million, or 8%. Volumes decreased $29 million, or 6%, primarily resulting from continued weakness in our fulfillment and industrial portfolios. Price had an unfavorable impact of $6 million, or 1%. Adjusted EBITDA of $74 million, or 17.6% of net sales, decreased 17% from $90 million, or 19.4% of net sales. The decrease in Adjusted EBITDA was primarily attributable to lower volumes and unfavorable net price realization, partially offset by lower operating costs driven by productivity benefits, including the CTO2Grow Program.
Cash Flow and Net Debt
Cash flow from operating activities during the first three months of 2025 was a source of $32 million, as compared to a source of $125 million during the prior year period. The decrease in cash flow from operating activities primarily reflects higher incentive compensation and tax payments made in 2025, compared to the prior year period.
Capital expenditures in the first three months of 2025 were $44 million, as compared to $47 million during the prior year period. Free Cash Flow, defined as net cash from operating activities less capital expenditures, was a use of $12 million for the first three months of 2025, as compared to a source of $78 million during the prior year period.
Dividend payments for the first three months of both 2025 and 2024 were approximately $30 million.
Total debt was $4.4 billion as of March 31, 2025 and December 31, 2024. Net Debt, defined as total debt less cash and cash equivalents, was $4.1 billion as of March 31, 2025 and $4.0 billion as of December 31, 2024. As of March 31, 2025, Sealed Air had approximately $1.3 billion of available liquidity comprised of $335 million of cash and $1.0 billion of available and unused lines of credit under our committed credit facilities. The net

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leverage ratio, defined as net debt divided by last twelve months Adjusted EBITDA, was 3.7x as of March 31, 2025 as compared to 3.6x as of December 31, 2024.
2025 Full Year Outlook

(in $ millions except EPS)	Range	Constant currency △%
Net Sales	$5,100 to $5,500	(4)% to 3%
Adjusted EBITDA	$1,075 to $1,175	(2)% to 7%
Adjusted EPS	$2.90 to $3.30	(6)% to 7%
Free Cash Flow	$350 to $450
Adjusted EBITDA, Adjusted EPS and Free Cash Flow are non-GAAP financial measures. We have not provided guidance for the most directly comparable GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity and low visibility of certain Special Items.
Conference Call Information
Sealed Air Corporation will host a conference call and webcast on Tuesday, May 6, 2025 at 10:00 a.m. (ET) to discuss our First Quarter 2025 Results. The conference call will be webcast live on the Investors homepage at ir.sealedair.com. A replay of the webcast will also be available thereafter. A slide presentation, which includes supplemental information relating to the Company’s first quarter earnings will be made available through the “Presentations & Events” section of the Company’s Investor Relations website at https://ir.sealedair.com/events-and-presentations prior to the call.
About Sealed Air
Sealed Air Corporation (NYSE: SEE), is a leading global provider of packaging solutions that integrate sustainable, high-performance materials, automation, equipment and services. Sealed Air designs, manufactures and delivers packaging solutions that preserve food, protect goods and automate packaging processes. We deliver our packaging solutions to an array of end markets including fresh proteins, foods, fluids and liquids, medical and life science, e-commerce retail, logistics and omnichannel fulfillment operations, and industrials. Our globally recognized solution brands include CRYOVAC® brand food packaging, LIQUIBOX® brand liquids systems, SEALED AIR® brand protective packaging, AUTOBAG® brand automated packaging systems, and BUBBLE WRAP® brand packaging. In 2024, Sealed Air generated $5.4 billion in sales and has approximately 16,400 employees who serve customers in 117 countries/territories.
www.sealedair.com
Website Information
We routinely post important information for investors on our website, www.sealedair.com, in the Investors section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.
Non-GAAP Information
In this press release, we include certain non-GAAP financial measures, including Net Debt, Adjusted Net Earnings and Adjusted EPS, net sales on an "organic" and a “constant currency” basis, Free Cash Flow, Adjusted EBITDA, Adjusted EBITDA Margin, net leverage ratio and Adjusted Tax Rate. Management uses non-GAAP financial measures to assess operating and financial performance, set budgets, provide guidance and compare with peers’ performance. We believe such non-GAAP financial measures are useful to investors. Non-GAAP financial measures should not be considered in isolation from or as a substitute for GAAP information. See the attached supplementary information for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures. Information reconciling forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures is not presented because it is not available without unreasonable effort. The reconciling information that is not available includes forward-looking

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ranges of certain Special Items with high variability, complexity and low visibility. We are unable to address the probable significance of such unavailable information, which could have a potential significant impact on our future GAAP financial results.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by such words as “anticipate,” “believe,” “plan,” “assume,” “could,” “should,” “estimate,” “expect,” “intend,” “potential,” “seek,” “predict,” “may,” “will” or the negative of these terms and similar expressions. All statements contained in this press release, other than statements of historical facts, such as those regarding our growth initiatives, business strategies, operating plans, business outlook, restructuring activities and market conditions, are forward-looking statements. These statements are neither promises nor guarantees, but involve known and unknown risks and uncertainties that may cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements. These risks include important factors discussed in the “Risk Factors” section in Part I of our most recent Annual Report on Form 10-K, as updated by our other filings with the Securities and Exchange Commission.

Any forward-looking statements made by us in this press release are based solely on management’s estimates as of the date of this press release. While we may elect to update such forward-looking statements, we disclaim any obligation to do so even if subsequent events cause our views to change, except as may be required by applicable law.

Company Contacts

Investors
Mark Stone
mark.stone@sealedair.com
919.673.3218

Louise Lagache
louise.lagache@sealedair.com

Media
Amanda Hoggarth
amanda.hoggarth@sealedair.com

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Sealed Air Corporation
Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31,
(In USD millions, except per share data)	2025	2024
Net sales	$1,272.5	$1,329.6
Cost of sales	880.8	928.8
Gross profit	391.7	400.8
Selling, general and administrative expenses	190.5	185.5
Amortization expense of intangible assets	15.2	14.8
Restructuring charges	2.6	15.5
Operating profit	183.4	185.0
Interest expense, net	(56.8)	(65.1)
Other income (expense), net	0.5	(0.8)
Earnings before income tax provision	127.1	119.1
Income tax provision	10.2	35.7
Net earnings from continuing operations	116.9	83.4
Loss on sale of discontinued operations, net of tax	(3.4)	(1.4)
Net earnings	$113.5	$82.0
Basic:
Continuing operations	$0.80	$0.58
Discontinued operations	(0.02)	(0.01)
Net earnings per common share - basic	$0.78	$0.57
Weighted average common shares outstanding - basic	146.2	144.9

Diluted:
Continuing operations	$0.79	$0.57
Discontinued operations	(0.02)	(0.01)
Net earnings per common share - diluted	$0.77	$0.56
Weighted average common shares outstanding - diluted	146.8	145.4

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Sealed Air Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

(In USD millions)	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$335.2	$371.8
Trade receivables, net	483.1	443.1
Income tax receivables	20.8	25.0
Other receivables	101.9	135.9
Inventories, net	766.8	722.2
Prepaid expenses and other current assets	198.0	193.8
Total current assets	1,905.8	1,891.8
Property and equipment, net	1,409.0	1,397.9
Goodwill	2,886.1	2,878.5
Identifiable intangible assets, net	368.9	381.6
Deferred taxes	117.3	112.0
Operating lease right-of-use-assets	92.7	98.0
Other non-current assets	269.4	262.3
Total assets	$7,049.2	$7,022.1
Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings	$137.9	$140.5
Current portion of long-term debt	70.8	64.6
Current portion of operating lease liabilities	29.9	29.7
Accounts payable	788.0	771.0
Accrued restructuring costs	32.1	42.6
Income tax payable	37.0	53.3
Other current liabilities	411.7	533.8
Total current liabilities	1,507.4	1,635.5
Long-term debt, less current portion	4,195.5	4,198.8
Long-term operating lease liabilities, less current portion	68.9	74.8
Deferred taxes	27.0	26.1
Other non-current liabilities	452.5	462.4
Total liabilities	6,251.3	6,397.6

Stockholders’ equity:
Preferred stock	—	—
Common stock	15.5	15.5
Additional paid-in capital	1,440.0	1,445.7
Retained earnings	727.1	643.4
Common stock in treasury	(366.6)	(404.2)
Accumulated other comprehensive loss, net of taxes	(1,018.1)	(1,075.9)
Total stockholders’ equity	797.9	624.5
Total liabilities and stockholders’ equity	$7,049.2	$7,022.1

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Sealed Air Corporation
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Three Months Ended March 31,
(In USD millions)	2025	2024
Net earnings	$113.5	$82.0
Adjustments to reconcile net earnings to net cash provided by operating activities(1)	84.2	71.9
Changes in operating assets and liabilities:
Trade receivables, net	(26.1)	(28.9)
Inventories, net	(32.9)	(33.5)
Accounts payable	15.6	47.7
Income tax receivable/payable	(12.2)	17.2
Other assets and liabilities	(110.2)	(31.3)
Net cash provided by operating activities	$31.9	$125.1
Cash flows from investing activities:
Capital expenditures	(43.9)	(47.1)
Proceeds related to sale of business and property and equipment, net	—	0.2
Business acquired in purchase transactions, net of cash acquired	—	4.2
Settlement of foreign currency forward contracts	(1.2)	3.1
Proceeds from cross-currency swaps	1.6	1.6
Net cash used in investing activities	$(43.5)	$(38.0)
Cash flows from financing activities:
Net payments from short-term borrowings	(6.2)	(3.7)
Proceeds from long-term debt	6.1	—
Payments of long-term debt	(6.6)	(25.3)
Dividends paid on common stock	(30.2)	(30.5)
Impact of tax withholding on share-based compensation	(6.1)	(7.8)
Principal payments related to financing leases	(2.3)	(1.8)
Net cash used in financing activities	$(45.3)	$(69.1)
Effect of foreign currency exchange rate changes on cash and cash equivalents	$20.3	$(11.3)
Cash and cash equivalents	371.8	346.1
Restricted cash and cash equivalents	—	—
Balance, beginning of period	$371.8	$346.1
Net change during the period	$(36.6)	$6.7
Cash and cash equivalents	335.2	352.8
Restricted cash and cash equivalents	—	—
Balance, end of period	$335.2	$352.8

Non-GAAP Free Cash Flow:
Cash flow from operating activities	$31.9	$125.1
Capital expenditures	(43.9)	(47.1)
Non-GAAP Free Cash Flow	$(12.0)	$78.0

	Three Months Ended March 31,
(In USD millions)	2025	2024
Supplemental Cash Flow Information:
Interest payments	$75.8	$80.5
Income tax payments, net of cash refunds	$47.7	$20.9

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Restructuring payments including associated costs	$17.6	$14.3
Non-cash items:
Transfers of shares of common stock from treasury for profit-sharing contributions	$26.3	$25.4

(1)2025 adjustments primarily consist of depreciation and amortization of $59 million, share-based compensation expense of $12 million, profit sharing expense of $6 million and provision for inventory obsolescence of $4 million. 2024 adjustments primarily consist of depreciation and amortization of $60 million, share-based compensation expense of $9 million, profit sharing expense of $7 million and provision for inventory obsolescence of $6 million.

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Sealed Air Corporation
Components of Change in Net Sales by Segment
(Unaudited)

	Three Months Ended March 31,
(In USD millions)	Food		Protective		Total Company
2024 Net Sales	$868.4	65.3%	$461.2	34.7%	$1,329.6	100.0%

Price	5.4	0.6%	(6.5)	(1.4)%	(1.1)	(0.1)%
Volume(1)	2.5	0.3%	(28.6)	(6.2)%	(26.1)	(1.9)%
Total constant currency change (non-GAAP)(2)	7.9	0.9%	(35.1)	(7.6)%	(27.2)	(2.0)%
Foreign currency translation	(24.2)	(2.8)%	(5.7)	(1.2)%	(29.9)	(2.3)%
Total change (GAAP)	(16.3)	(1.9)%	(40.8)	(8.8)%	(57.1)	(4.3)%

2025 Net Sales	$852.1	67.0%	$420.4	33.0%	$1,272.5	100.0%

(1)     Our volume reported above includes the net impact of changes in unit volume as well as the period-to-period change in the mix of products sold.
(2)     Total constant currency change is a non-GAAP financial measure which excludes the impact of foreign currency translation.

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Sealed Air Corporation
Segment Information
Reconciliation of Net Earnings to Non-GAAP Consolidated Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,
(In USD millions)	2025	2024
Adjusted EBITDA from continuing operations:
Food	$202.7	$189.6
Adjusted EBITDA Margin(1)	23.8%	21.8%
Protective	73.9	89.5
Adjusted EBITDA Margin(1)	17.6%	19.4%
Corporate	(0.3)	(0.8)
Non-GAAP Consolidated Adjusted EBITDA	$276.3	$278.3
Adjusted EBITDA Margin(1)	21.7%	20.9%

(1)Adjusted EBITDA divided by net sales.

	Three Months Ended March 31,
(In USD millions)	2025	2024
GAAP Net earnings from continuing operations	$116.9	$83.4
Interest expense, net	56.8	65.1
Income tax provision	10.2	35.7
Depreciation and amortization, net of adjustments(1)	58.7	60.9
Special Items:
Liquibox intangible amortization	7.6	7.5
Restructuring charges	2.6	15.5
Other restructuring associated costs	5.9	6.8
Foreign currency exchange loss due to highly inflationary economies	1.7	4.9
Charges related to acquisition and divestiture activity	0.1	(1.9)
CEO severance and separation costs	7.4	—
Accelerated share-based compensation expense	5.0	—
Other Special Items	3.4	0.4
Pre-tax impact of Special items	33.7	33.2
Non-GAAP Consolidated Adjusted EBITDA	$276.3	$278.3
Reconciliation of Adjusted EBITDA to comparable constant currency
% decline - Adjusted EBITDA	(0.7)%
% currency impact	2.9%
% comparable constant currency	2.2%

(1)Depreciation and amortization by segment are as follows:

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	Three Months Ended March 31,
(In USD millions)	2025	2024
Food	$48.9	$46.9
Protective	22.4	21.5
Consolidated depreciation and amortization(i)	$71.3	$68.4
Liquibox intangible amortization and accelerated share-based compensation expense	(12.6)	(7.5)
Depreciation and amortization, net of adjustments	$58.7	$60.9

(i) Includes share-based incentive compensation of $11.9 million and $8.7 million for the three months ended March 31, 2025 and 2024, respectively.

The calculation of the non-GAAP Adjusted Tax Rate is as follows:

	Three Months Ended March 31,
(In USD millions)	2025	2024
GAAP Earnings before income tax provision from continuing operations	$127.1	$119.1
Pre-tax impact of Special Items	33.7	33.2
Non-GAAP Adjusted Earnings before income tax provision	$160.8	$152.3

GAAP Income tax provision from continuing operations	$10.2	$35.7
Tax Special Items(1)	23.6	(4.1)
Tax impact of Special Items	7.5	7.9
Non-GAAP Adjusted Income tax provision	$41.3	$39.5

GAAP Effective income tax rate	8.0%	30.0%
Non-GAAP Adjusted Tax Rate	25.7%	25.9%

(1)For the three months ended March 31, 2025 Tax Special Items reflect the resolution of certain previous years' international tax matters, partially offset by interest accruals for uncertain tax positions, and for the three months ended March 31, 2024, Tax Special Items reflect accruals for uncertain tax positions.

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Sealed Air Corporation
Reconciliation of Net Earnings and Net Earnings Per Common Share to Non-GAAP Adjusted
Net Earnings and Non-GAAP Adjusted Net Earnings Per Common Share
(Unaudited)

	Three Months Ended March 31,
	2025		2024
(In USD millions, except per share data)	Net Earnings	Diluted EPS	Net Earnings	Diluted EPS
GAAP net earnings and diluted EPS from continuing operations	$116.9	$0.79	$83.4	$0.57
Special Items(1)	2.6	0.02	29.4	0.20
Non-GAAP adjusted net earnings and adjusted diluted EPS(2)	$119.5	$0.81	$112.8	$0.78
Weighted average number of common shares outstanding - Diluted		146.8		145.4
Reconciliation of adjusted net earnings and adjusted diluted EPS to comparable constant currency
% increase - adjusted net earnings and adjusted diluted EPS	5.9%	3.8%
% currency impact	4.9%	5.2%
% comparable constant currency	10.8%	9.0%

(1)Special Items include items in the table below.
(2)Adjusted diluted earnings per share for the three months ended March 31, 2024 does not sum due to rounding.

	Three Months Ended March 31,
(In USD millions, except per share data)	2025	2024
Special Items:
Liquibox intangible amortization	$7.6	$7.5
Restructuring charges	2.6	15.5
Other restructuring associated costs(i)	5.9	6.8
Foreign currency exchange loss due to highly inflationary economies	1.7	4.9
Charges related to acquisition and divestiture activity(ii)	0.1	(1.9)
CEO severance and separation costs	7.4	—
Accelerated share-based compensation expense(iii)	5.0	—
Other Special Items(iv)	3.4	0.4
Pre-tax impact of Special Items	33.7	33.2
Tax impact of Special Items and Tax Special Items	(31.1)	(3.8)
Net impact of Special Items	$2.6	$29.4
Weighted average number of common shares outstanding - Diluted	146.8	145.4
Loss per share impact from Special Items	$(0.02)	$(0.20)

(i)Other restructuring associated costs for the three months ended March 31, 2025 and March 31, 2024 primarily relate to fees paid to third-party consultants in support of the CTO2Grow business transformation.
(ii)Charges related to acquisition and divestiture activity for the three months ended March 31, 2024 primarily consists of income recognized on the final purchase price settlement related to the Liquibox acquisition.
(iii)Accelerated share-based compensation expense for the three months ended March 31, 2025 primarily relates to the vesting of certain equity awards for our prior CEO upon his departure.
(iv)Other Special Items for the three months ended March 31, 2025 primarily include fees related to professional services directly associated with Special Items or events that are considered one-time or infrequent.

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Calculation of Net Debt
(Unaudited)

(In USD millions)	March 31, 2025	December 31, 2024
Short-term borrowings	$137.9	$140.5
Current portion of long-term debt	70.8	64.6
Long-term debt, less current portion	4,195.5	4,198.8
Total debt	4,404.2	4,403.9
Less: cash and cash equivalents	(335.2)	(371.8)
Non-GAAP Net Debt	$4,069.0	$4,032.1

Net Leverage Ratio (Net Debt / Last Twelve Months Adjusted EBITDA)	3.7x	3.6x

	Last Twelve Months Ended
(In USD millions)	March 31, 2025	December 31, 2024
GAAP Net earnings from continuing operations	$303.0	$269.5
Interest expense, net	239.3	247.6
Income tax provision	163.4	188.9
Depreciation and amortization, net of adjustments	241.5	243.7
Special Items:
Liquibox intangible amortization	30.4	30.3
Restructuring charges	44.9	57.8
Other restructuring associated costs	29.4	30.3
Foreign currency exchange loss due to highly inflationary economies	6.7	9.9
Loss on debt redemption and refinancing activities	6.8	6.8
Impairment of debt investment	8.5	8.5
Charges related to acquisition and divestiture activity	6.2	4.2
CEO severance and separation costs	7.4	—
Accelerated share-based compensation expense	5.0	—
Other Special Items	16.1	13.1
Pre-tax impact of Special items	161.4	160.9
Non-GAAP Consolidated Adjusted EBITDA	$1,108.6	$1,110.6

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